Exhibit 99.2

Nimble Storage Reports Financial Results for Fiscal Second Quarter 2015

•	Revenue Up 89% year-over-year

•	Record 115% Customer Growth, 663 New Customers Added, Reaching 3,756 Total

•	Gross Margins and Operating Margins Improve

San Jose, Calif. – August 26, 2014 – Nimble Storage (NYSE: NMBL), the flash storage solutions company, today reported financial results for the fiscal second quarter 2015. The Company has released a discussion of these results by posting the current Shareholder Letter on its website. Please visit the Nimble Storage investor relations website at http://investors.nimblestorage.com to view the Shareholder Letter.

“During Q2, our Adaptive Flash platform launch underscored the breadth and comprehensive nature of our approach to leveraging flash, particularly when contrasted against more narrowly focused tiered hybrid storage offerings or flash-only offerings,” said Suresh Vasudevan, chief executive officer, Nimble Storage. “We added a record 663 new end customers during the quarter, ending with a total of 3,756 end customers, an increase of 115% from Q2 of last year. During the last four quarters, we added a total of over 2,000 new end customers as we continued to increase our share of market. We also closed a record number of deals with a value over $100K during Q2, including the largest deal in our history.”

“Q2 was a great quarter for us. We reported record revenue of $53.8 million, ahead of our guidance of $49 to $51 million. Our gross margin was also a record high at 67.4%, and remains best of breed in the storage industry. We remain very pleased with the progress we are making towards achieving our long-term financial goals,” said Anup Singh, chief financial officer, Nimble Storage.

Fiscal Second Quarter 2015 Financial Results:

•	Revenue: Total revenue for the second quarter of fiscal 2015 was $53.8 million, compared to $28.5 million in the second quarter of fiscal 2014, representing growth of 89% year-over-year.

•	Non-GAAP Gross Margin: Second quarter non-GAAP gross margin of 67.4%, compared to 64.3% in the second quarter of fiscal 2014.

•	Non-GAAP Operating Margin: Second quarter non-GAAP operating margin was negative 20%, compared to negative 30% in the second quarter of fiscal 2014.

•	GAAP Net Loss: Second quarter net loss was $0.37 per basic and diluted share, compared with a net loss of $0.51 per basic and diluted share in the fiscal second quarter of 2014.

•	Non-GAAP Net Loss: Second quarter non-GAAP net loss was $0.15 per basic and diluted share, compared with a non-GAAP net loss of $0.15 per basic and diluted share in the fiscal second quarter of 2014.

Forward Outlook:

Nimble Storage provides guidance based on current market conditions and expectations. For the fiscal third quarter of 2015, we expect:

•	Revenue in the range of $56 to $58 million; the midpoint of this range reflects 71% growth compared to the prior year period

•	Non-GAAP operating loss of $11 to $12 million; the midpoint of this range represents negative 20% operating margin compared to negative 24% in the prior year period

•	Non-GAAP net loss of $0.16 to $0.17 per share

•	Weighted average basic shares outstanding of approximately 73 million

Our financial objectives remain (1) driving strong revenue growth and increasing our market share (2) maintaining industry leading gross margins and (3) steadily progressing towards our long-term target financial model of 16%-20% operating margin by delivering sequential improvement in operating margin every year. We remain on track to achieve break-even on a non-GAAP basis by the end of our next fiscal year (FY16).

Conference Call Information:

As previously announced, Nimble Storage will host a live question & answer conference call and webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the fiscal second quarter 2015.

To access the conference call, dial (888) 855-5487 in the U.S. or (719) 325-2104 from international locations. In addition, a live audio webcast of the conference call will be available on the Nimble Storage Investor Relations website at http://investors.nimblestorage.com.

To access the replay, please dial 888-203-1112 and enter pass code 5883072. Callers outside the U.S. and Canada should dial 719-457-0820 and enter pass code 5883072.

The live webcast will be accessible on Nimble Storage’s investor relations website at http://investors.nimblestorage.com and will be archived and available on this site for 45 days.

Recent Business Highlights:

•	Nimble Storage Redefines Storage Market With Adaptive Flash Platform - Delivers Enterprise Scale Performance with New CS700 Series Arrays and All-Flash Shelf. Nimble Storage’s Adaptive Flash platform provides the performance of flash-only arrays and the capacity of hybrid arrays with the introduction of the CS700 Series arrays and All-Flash Shelf delivering up to 500,000 IOPS, 64 terabytes (TBs) of flash, and a petabyte of capacity. By minimizing performance and capacity tradeoffs, Nimble’s Adaptive Flash platform enables the consolidation of all workloads and eliminates storage silos. The CS700 Series array and All-Flash Shelf are now generally available.

•

Nimble Storage Extends Industry-Leading Performance Efficiency with New Adaptive Flash Arrays. Nimble Storage announced upgrades to its CS-Series arrays with the introduction of two new families: CS300 and CS500. The new families, like Nimble’s high-end CS700 array, leverage the company’s unique Adaptive Flash CPU-driven architecture and the newest version of Intel’s high-performance CPU architecture. The new arrays deliver 50 percent more performance than the CS200 and CS400 families that they are replacing. Like the recently announced CS700, the CS300 and CS500 arrays can be combined with Nimble’s All-

Flash Shelf to support tens of terabytes of flash in a scale-out cluster. Nimble’s Adaptive Flash platform eliminates performance and capacity tradeoffs, providing the performance of flash-only arrays and the capacity of hybrid arrays. The Nimble Storage CS300 and CS500 are now generally available.

•	Nimble Storage was Recognized by CRN as a 2014 Emerging Vendor. The annual Emerging Vendors list identifies up-and-coming technology vendors that have introduced innovative new products, creating opportunities for channel partners in North America to create high-margin, cutting-edge solutions for their customers. Nimble’s channel-centric model continues to be a key driver of the company’s growth and has successfully launched within several new regions, including Singapore, Thailand, Philippines, Malaysia and throughout EMEA. Nimble launched a two-tier distribution model in North America, successfully transitioning 100 percent of all resellers to purchase through distribution.

•	Nimble Storage Named ‘Top Workplace’ By the Bay Area News Group for the Second Consecutive Year. For the second consecutive year, Nimble Storage has ranked in the top 10, placing seventh this year and up two spots from the previous listing. In addition, chief executive officer, Suresh Vasudevan, was selected as the winner of the Special Recognition Award for Leadership for mid-size companies in the Bay Area.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Nimble Storage has disclosed in this release and the accompanying tables non-GAAP financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. The Company provides non-GAAP gross margin, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA. In computing these non-GAAP financial measures, the Company excludes the effects of stock-based compensation, which is a recurring expense for the Company. The Company has provided a reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company discloses these non-GAAP financial measures because they are key measures used by the Company’s management and board of directors to understand and evaluate operating performance and trends, to prepare and approve the annual budget and to develop short-term and long-term operational and compensation plans. In particular, the exclusion of certain expenses in calculating non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s business. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and board of directors.

Non-GAAP financial measures have limitations as analytical tools and, as such, should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

•	Non-GAAP financial measures do not consider the potentially dilutive impact of equity-based compensation, which is an ongoing expense for the Company; and

•	Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Forward Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including information concerning our future financial results, business plans and objectives, potential growth opportunities, competitive position, industry environment and potential market opportunities.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to our future financial performance which is inherently uncertain, uncertainty of market acceptance of our solutions, our ability to increase sales of our solutions, our ability to attract and retain customers and to selling additional solutions to our existing customers, our ability to develop new solutions and bring them to market in a timely manner, pricing pressure (as a result of competition or otherwise), our ability to maintain, protect and enhance our brand and intellectual property, the effectiveness of our channel partners, and our ability to continue to expand our business and manage our growth. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and other factors that could affect our financial results are included in our filings with the Securities and Exchange Commission and may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law.

Nimble Storage Resources

•	Nimble Storage Website

•	Case Studies and Videos

•	Follow Nimble Storage on Twitter: @NimbleStorage

•	Join the Nimble Storage Group on LinkedIn

•	Visit Nimble Storage on Facebook

About Nimble Storage

Nimble Storage (NYSE: NMBL) is redefining the storage market with its Adaptive Flash platform. Nimble’s flash storage solutions enable the consolidation of all workloads and eliminate storage silos by providing enterprises with significant improvements in application performance and storage capacity. At the same time, Nimble delivers superior data protection, while simplifying business operations and lowering costs. At the core of the Adaptive Flash platform is the patented Cache Accelerated Sequential Layout (CASL) architecture and InfoSight, an automated cloud-based management and support system that maintains storage system peak health. More than 3,000 enterprises, governments, and service providers have deployed Nimble’s flash storage solutions across 37 countries. For more information about Nimble Storage, visit www.nimblestorage.com and follow us on Twitter: @nimblestorage.

Nimble Storage, the Nimble Storage logo, CASL, InfoSight, SmartStack and NimbleConnect are trademarks or registered trademarks of Nimble Storage. Other trade names or words used in this document are the properties of their respective owners.

Press Contacts:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

Edelita Tichepco

408-514-3379

IR@nimblestorage.com

SOURCE: Nimble Storage

Nimble Storage, Inc.

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Revenue:
Product	$47,123	$25,720	$88,358	$45,766
Support and service	6,638	2,758	11,950	4,836

Total revenue	53,761	28,478	100,308	50,602
Cost of revenue:
Product (1)	14,797	8,480	27,808	15,375
Support and service (1)	3,719	1,818	7,043	3,466

Total cost of revenue	18,516	10,298	34,851	18,841
Total gross profit	35,245	18,180	65,457	31,761
Operating expenses:
Research and development (1)	17,417	8,058	31,634	14,376
Sales and marketing (1)	36,639	17,268	65,841	31,428
General and administrative (1)	7,101	3,041	13,538	5,342

Total operating expenses	61,157	28,367	111,013	51,146

Loss from operations	(25,912)	(10,187)	(45,556)	(19,385)
Interest income, net	22	16	18	22
Other income (expense), net	(65)	(162)	144	(295)

Loss before provision for income taxes	(25,955)	(10,333)	(45,394)	(19,658)
Provision for income taxes	162	130	318	176

Net loss	(26,117)	(10,463)	(45,712)	(19,834)
Accretion of redeemable convertible preferred stock	—	(11)	—	(21)

Net loss attributable to common stockholders	$(26,117)	$(10,474)	$(45,712)	$(19,855)

Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(0.51)	$(0.65)	$(0.98)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	71,381	20,525	70,854	20,172

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$374	$38	$605	$78
Cost of support and service revenue	593	88	986	131
Research and development	3,692	547	6,132	914
Sales and marketing	8,664	623	13,585	1,121
General and administrative	1,846	331	3,418	538

Total stock-based compensation expense	$15,169	$1,627	$24,726	$2,782

Nimble Storage, Inc.

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	July 31, 2014	January 31, 2014
Assets
Current assets:
Cash and cash equivalents	$205,793	$208,486
Accounts receivable, net	29,620	17,676
Inventories	9,269	5,412
Prepaid expenses and other current assets	3,104	3,176

Total current assets	247,786	234,750
Property and equipment, net	24,717	20,209
Restricted cash, non-current	3,998	3,900
Other long-term assets	121	212

Total assets	$276,622	$259,071

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,035	$9,093
Accrued compensation and benefits	19,486	9,837
Deferred revenue, current portion	23,493	16,178
Other current liabilities	5,740	3,855

Total current liabilities	64,754	38,963
Deferred revenue, non-current portion	26,982	17,331
Other long-term liabilities	9,901	11,091

Total liabilities	101,637	67,385

Commitments and contingencies
Stockholders’ equity:
Common stock	69	67
Additional paid-in capital	321,578	292,686
Accumulated other comprehensive income	142	25
Accumulated deficit	(146,804)	(101,092)

Total stockholders’ equity	174,985	191,686

Total liabilities and stockholders’ equity	$276,622	$259,071

Nimble Storage, Inc.

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(26,117)	$(10,463)	$(45,712)	$(19,834)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,070	891	3,828	1,508
Stock-based compensation expense	15,169	1,627	24,726	2,782
Loss on disposal of property and equipment	—	33	—	33
Provision (recoveries) for allowance for doubtful accounts	(7)	163	(32)	163
Provision (recoveries) for excess and obsolete inventories	(149)	(181)	(167)	49
Changes in operating assets and liabilities:
Accounts receivable	(3,810)	(3,529)	(11,912)	(1,501)
Inventories	(1,845)	(912)	(3,690)	(1,801)
Prepaid expenses and other assets	1,186	(76)	163	(988)
Accounts payable	2,030	623	7,648	814
Deferred revenue	8,379	5,052	16,966	9,035
Accrued and other liabilities	5,931	2,992	11,471	1,084

Net cash provided by (used in) operating activities	2,837	(3,780)	3,289	(8,656)
Cash flows from investing activities:
Purchase of property and equipment	(4,179)	(1,542)	(7,907)	(3,426)
Proceeds from sale of property and equipment	—	27	—	27
Change in restricted cash	(98)	—	(98)	(3,900)

Net cash used in investing activities	(4,277)	(1,515)	(8,005)	(7,299)
Cash flows from financing activities:
Payment of issuance costs related to issuance of common stock	—	—	(1,210)	—
Proceeds from exercise of stock options, net of repurchases	2,935	1,971	3,241	3,495
Payment of taxes related to net settlement of restricted stock units	—	—	(125)	—

Net cash provided by financing activities	2,935	1,971	1,906	3,495
Foreign exchange impact on cash and cash equivalents	47	(35)	117	(25)

Net increase (decrease) in cash and cash equivalents	1,542	(3,359)	(2,693)	(12,485)
Cash and cash equivalents, beginning of period	204,251	40,079	208,486	49,205

Cash and cash equivalents, end of period	$205,793	$36,720	$205,793	$36,720

Nimble Storage, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
GAAP gross margin	$35,245	$18,180	$65,457	$31,761
Stock-based compensation	967	126	1,591	209

Non-GAAP gross margin	$36,212	$18,306	$67,048	$31,970

GAAP operating margin	$(25,912)	$(10,187)	$(45,556)	$(19,385)
Stock-based compensation	15,169	1,627	24,726	2,782

Non-GAAP operating margin	$(10,743)	$(8,560)	$(20,830)	$(16,603)

GAAP net loss	$(26,117)	$(10,463)	$(45,712)	$(19,834)
Stock-based compensation	15,169	1,627	24,726	2,782

Non-GAAP net loss	$(10,948)	$(8,836)	$(20,986)	$(17,052)

Interest income, net	(22)	(16)	(18)	(22)
Provision for income taxes	162	130	318	176
Depreciation	2,070	891	3,828	1,508

Adjusted EBITDA	$(8,738)	$(7,831)	$(16,858)	$(15,390)

GAAP net loss per share, basic and diluted	$(0.37)	$(0.51)	$(0.65)	$(0.98)
Stock-based compensation	0.21	0.08	0.35	0.14
Impact of difference in number of GAAP and non-GAAP shares	0.01	0.28	—	0.55

Non-GAAP net loss per share	$(0.15)	$(0.15)	$(0.30)	$(0.29)

Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	71,381	20,525	70,854	20,172
Weighted average effect of the assumed conversion of convertible preferred stock from the date of issuance	—	38,868	—	38,868

Shares used to compute Non-GAAP net loss per share	71,381	59,393	70,854	59,040